EXHIBIT 99.1

                              Independent  Auditor's Report

The Board of Directors and
  Stockholders
The Bank of Waverly
Waverly, Virginia

        We have audited the accompanying balance sheets of The Bank of Waverly as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1994, 1993 and 1992. These financial statements are the responsibility of the bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bank of Waverly as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years ended December 31, 1994, 1993 and 1992, in conformity with generally accepted accounting principles.

        As discussed in note 1 to the financial statements, in 1993, the bank adopted the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and as discussed in note 2 to the financial statements, in 1994, the bank adopted the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                                   /s/ ERNY AND MASON P.C.

January 18, 1995